UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 27, 2012, Nexeo Solutions, LLC, a subsidiary of Nexeo Solutions Holdings, LLC, entered into a non-binding Memorandum of Understanding (the “Memorandum of Understanding”) with Braskem S.A., a sociedade anõnima organized under the laws of the Federative Republic of Brazil, and Braskem Participações S.A., a sociedade anõnima organized under the laws of the Federative Republic of Brazil, to acquire all shares of iQ Soluções & Quimica S.A., a sociedade anõnima organized under the laws of the Federative Republic of Brazil, and all shares of IQAG Amazens Gerais Ltda., a sociedade empresária limitada organized under the laws of the Federative Republic of Brazil (the “Proposed Transaction”). The Memorandum of Understanding is non-binding, and thus the parties have no legally binding obligation regarding the Proposed Transaction. The Proposed Transaction is contingent on the negotiation and execution of definitive agreements by the parties and other customary conditions. On the basis of the Memorandum of Understanding, the parties submitted the Proposed Transaction for approval to the Brazilian Antitrust Authority (Conselho Administrativo de Defesa Ecônomica or the “CADE”) on November 28, 2012. On December 7, the CADE disclosed publicly the receipt of the submission of the Proposed Transaction. The proceeding before CADE is pending.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Current Report is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: December 7, 2012